CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)
                                                                                                        SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                    JUNE 30,
                                                --------------------------------------------------     -----------------
EXCLUDING INTEREST ON DEPOSITS:                  1996       1995       1994       1993       1992       1997       1996
                                                ------     ------     ------     ------     ------     ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                    3,435      4,110      5,906      6,324      5,826      1,681      1,760
     INTEREST FACTOR IN RENT EXPENSE               150        140        143        147        162         78         73
     DIVIDENDS--PREFERRED STOCK                    261        553        505 (A)    465        416        114        137
                                                ------     ------     ------     ------     ------      -----      -----
        TOTAL FIXED CHARGES                      3,846      4,803      6,554      6,936      6,404      1,873      1,970
                                                ------     ------     ------     ------     ------      -----      -----

INCOME:
     NET INCOME                                  3,788      3,464      3,422 (B)  1,919 (C)    722      2,019      1,866
     INCOME TAXES                                2,285      2,121      1,189        941        696      1,211      1,144
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         3,585      4,250      6,049      6,471      5,988      1,759      1,833
                                                ------     ------     ------     ------     ------      -----      -----
        TOTAL INCOME                             9,658      9,835     10,660      9,331      7,406      4,989      4,843
                                                ======     ======     ======     ======     ======      =====      =====

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS               2.51       2.05       1.63       1.35       1.16       2.66       2.46
                                                ======     ======     ======     ======     ======      =====      =====

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                           12,409     13,012     14,902     16,121     16,327      6,331      6,114
     INTEREST FACTOR IN RENT EXPENSE               150        140        143        147        162         78         73
     DIVIDENDS--PREFERRED STOCK                    261        553        505 (A)    465        416        114        137
                                                ------     ------     ------     ------     ------      -----      -----
        TOTAL FIXED CHARGES                     12,820     13,705     15,550     16,733     16,905      6,523      6,324
                                                ------     ------     ------     ------     ------      -----      -----

INCOME:
     NET INCOME                                  3,788      3,464      3,422 (B)  1,919 (C)    722      2,019      1,866
     INCOME TAXES                                2,285      2,121      1,189        941        696      1,211      1,144
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                        12,559     13,152     15,045     16,268     16,489      6,409      6,187
                                                ------     ------     ------     ------     ------      -----      -----
        TOTAL INCOME                            18,632     18,737     19,656     19,128     17,907      9,639      9,197
                                                ======     ======     ======     ======     ======      =====      =====

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS               1.45       1.37       1.26       1.14       1.06       1.48       1.45
                                                ======     ======     ======     ======     ======      =====      =====

(A)  CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.